EXHIBIT 10.6

PROMISSORY NOTE

$1,000,000	Sacramento, California
March 30, 2009

FOR VALUE RECEIVED, the undersigned, PACIFIC ETHANOL, INC., a Delaware corporation (“Borrower”), hereby promises to pay to NEIL M. KOEHLER or his assigns (“Lender”), the principal sum of One Million Dollars ($1,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount loaned hereunder by Lender) together with interest thereon as hereinafter provided until this Note is paid in full.

1.            Loans. Borrower may from time to time request in writing, and thereafter Lender shall make, by the next business day following such written request, loans hereunder in an aggregate amount of up to One Dollars ($1,000,000). The aggregate principal amount of the loans made at any time under this Note shall never exceed the face amount of this Note.

2.            Principal and Interest Payments. Interest on the unpaid principal amount hereof shall accrue at a rate per annum equal to eight percent (8.0%). All principal and accrued and unpaid interest then owing under this Note shall be due and payable on the first (1st) anniversary of the date first set forth above (the “Maturity Date”) unless the obligations hereunder are earlier accelerated or satisfied in accordance with the provisions of this Note. All payments by Borrower hereunder shall first apply to accrued and unpaid interest and then to the remaining principal balance under this Note.

3.            Prepayment. Borrower shall have the right to prepay all or any part of the remaining balance of this Note at any time, without premium or penalty.

4.            Payments and Computations. All payments on account of indebtedness evidenced by this Note shall be made not later than 5:00 p.m., California time, on the day when due in lawful money of the United States. Payments are to be made at such place as Lender may, from time to time, in writing appoint, and in the absence of such appointment, then at the principal place of business of Lender as set forth in Paragraph 7 below.

5.            Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)           Failure to Pay. Borrower shall fail to pay (i) when due any principal payment on the date due hereunder, or (ii) any interest or other payment required under the terms of this Note on the date due, and any such payment shall not have been made within five (5) days of Borrower’s receipt of Lender’s written notice to Borrower of such failure to pay; or

(b)           Breach of Note. Borrower, or any direct or indirect subsidiary of Borrower, shall fail to comply with any material provision as to which it is obligated under this Note and any such failure to comply shall not have been cured within ten (10) days of Borrower’s receipt of Lender’s written notice to Borrower of such failure to comply.

(c)           Voluntary Bankruptcy or Insolvency Proceedings. Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) be dissolved or liquidated, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing; or

(d)    Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

6.            Rights of Lender upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default, referred to in Paragraphs 5(c) and 5(d)) and at any time thereafter during the continuance of such Event of Default, Lender may, by written notice to Borrower, immediately declare all outstanding obligations payable by Borrower hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Paragraphs 5(c) and 5(d), immediately and without notice, all outstanding obligations payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of an Event of Default, the interest rate on this Note shall increase by three percent (3.00%) per annum until such default is cured. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right, power or remedy permitted by law, either by suit in equity or by action at law, or both.

7.            Notices. All notices, requests, demands, approvals, consents, waivers and othercommunications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iii) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

If to Borrower:	Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060
Sacramento, California 95814
Attn: General Counsel

If to Lender:	Neil M. Koehler
2429 Bucklebury Lane Davis,
California 95616

or such other address or facsimile number as either party may designate to the other party hereto in accordance with the aforesaid procedure. Each party shall provide notice to the other party of any change in address or facsimile number.

8.            Applicable Law. This Note shall be construed in accordance with the laws of the State of California, without regard to conflicts of laws principles. Borrower irrevocably submits to the exclusive jurisdiction of any California State or United States Federal court sitting in Fresno County, California over any action or proceeding arising out of or relating to this Note, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Borrower waives any objection to venue in the State of California and any objection to an action or proceeding in the State of California on the basis of forum non conveniens.

9.            Severability. The parties hereto intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, of this Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if the court should declare that portion, provision or provisions to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of Borrower and Lender that such portion, provision or provisions be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Note shall be construed as if the illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interest of Borrower and Lender under the remainder of this Note shall continue in full force and effect.

10.          Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

11.          Expenses; Waiver. If action is instituted to collect this Note, the Borrower shall pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. In addition, the successful or prevailing party in any proceeding shall be entitled to recover reasonable attorneys’ fees and other costs incurred in such proceeding. Borrower and all parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety or otherwise, generally waive demand, presentment for payment, notice of dishonor, protest and notice of protest, notice of intent to accelerate and notice of acceleration, diligence in collecting or bringing suit against any party hereto, and all other notices, and agree to all extensions, renewals, indulgences, releases or changes which from time to time may be granted by the Lender hereof and to all partial payments hereon, with or without notice before or after maturity.

12.          Successors and Assigns. The rights and obligations hereunder of Borrower and Lender shall be binding upon and benefit the permitted successors, assigns, heirs, administrators and transferees of the parties.

13.          Waiver and amendment Any provision of this Note may be amended, waived or modified only upon the prior consent of Borrower and Lender.

PACIFIC ETHANOL, INC. a Delaware corporation

By.	/s/ John T. Miller
John T. Miller, Chief Operating Officer

/s/ Neil M. Koehler
NEIL M. KOEHLER

14.          Headings. The headings of the Paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute part of this Note or to affect the construction hereof.

15.          Time of the Essence. Time is of the essence as to all dates and set forth herein.

Borrower and Lender have executed and delivered this Note as of the day and year first set forth above.